PROXY

                                                                    Exhibit 99.1

                         GENERAL INSTRUMENT CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
         FOR THE COMBINED ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ___________, 1997


      The undersigned hereby appoints              and
and each or either of them his attorneys and agents, with full power of substitution to vote as Proxy for the undersigned as herein stated at the Combined Annual and Special Meeting of Stockholders of General Instrument Corporation (the "Company") to be held at [location] on ___________, 1997 at [time] and at any adjournment thereof, according to the number of votes the undersigned would be entitled to vote if personally present, on the proposals set forth below and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated _________, 1997 If this proxy is returned without direction being given, this proxy will be voted FOR Proposals One through Four.

                                                                 ---------------
      (IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE)        SEE REVERSE
                                                                       SIDE
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|X| Please mark votes as
    in this example.

DISTRIBUTION PROPOSALS:

      Proposals One and Two constitute the "Distribution Proposals." The effectiveness of Proposal Two is conditioned upon the approval of Proposal One. Accordingly, failure of the stockholders to approve Proposal One will mean that the Company's Certificate of Incorporation will not be amended to change the name of the Company. The Company after the Distribution is referred to herein as "General Semiconductor".

      The Board of Directors recommends that stockholders vote FOR both of the Distribution Proposals.

1. PROPOSAL ONE: Approval of (i) the internal stock and asset transfers intended to allocate the assets and liabilities relating to (a) the manufacture and sale of broadband communications products used in the cable television, satellite and telecommunication industries to the Company's indirect wholly owned subsidiary, NextLevel Systems, Inc., a Delaware corporation ("NextLevel Systems"), (b) the manufacture and sale of coaxial, fiber optic and other electronic cable used in the cable television, satellite and other industries to the Company's indirect wholly owned subsidiary, CommScope, Inc., a Delaware corporation ("CommScope") and (c) the manufacture and sale of discrete power rectifiers and transient voltage suppression components used in telecommunications, automotive and consumer electronic products to General Semiconductor, (ii) a special dividend, consisting of the distribution (the "Distribution") to the holders of the Company's outstanding shares of common stock, par value $.01 per share, of the outstanding shares of common stock, par value $.01 per share, of NextLevel Systems, and the outstanding shares of common stock, par value $.01 per share, of CommScope, on the basis described in the Proxy Statement and (iii) the Distribution Agreement, dated as of _________, 1997, among the Company, NextLevel Systems and CommScope, as the same may be amended, supplemented or modified from time to time.

               FOR |_|             AGAINST |_|          ABSTAIN |_|

2. PROPOSAL TWO: Approval of an amendment of the Certificate of Incorporation of the Company to change the name of the Company to General Semiconductor, Inc. after the Distribution.

               FOR |_|             AGAINST |_|          ABSTAIN |_|

ANNUAL MEETING PROPOSALS:

      Proposals Three and Four constitute the "Annual Meeting Proposals." The effectiveness of the Annual Meeting Proposals is not conditioned on the approval of the Distribution Proposals.

      The Board of Directors recommends that stockholders vote FOR both of the Annual Meeting Proposals.

3. PROPOSAL THREE: Approval of an amendment of the Certificate of Incorporation of the Company to declassify the Board of Directors and to provide for the annual election of all directors.

               FOR |_|             AGAINST |_|          ABSTAIN |_|

4. PROPOSAL FOUR: The election of Lynn Forester, Nicholas C. Forstmann, Richard S. Friedland and J. Tracy O'Rourke as Class II directors for three year terms expiring at the 2000 Annual Meeting of Stockholders.

      If the stockholders do not approve Proposal One, but do approve Proposal Three eliminating the classification of the Company's Board of Directors, proxies will be voted to elect the four nominees for Class II Director listed below, but all of the directors are expected to be nominated for re-election at (or resign as of) the Company's 1998 Annual Meeting of Stockholders. If the stockholders do not approve Proposal Three, proxies will be voted to elect the four nominees for Class II Director listed below, and the Class I, Class II and Class III Directors of the Company will continue to have three year terms.

  FOR all nominees listed below    |_|               WITHHOLD AUTHORITY     |_|
(except as marked to the contrary)               to vote for all nominees
                                                      listed below

      Nominees: Lynn Forester, Nicholas C. Forstmann, Richard S. Friedland and J. Tracy O'Rourke.

(INSTRUCTION: To withhold your vote for any individual nominee, strike a line through the nominee's name.)

                                    PLEASE MARK, SIGN, DATE AND RETURN THIS
                                    PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.

                                    Please sign exactly as your name appears. If acting as attorney, executor, administrator, trustee, guardian, etc., you should so indicate when signing. If a corporation, please sign the full corporate name by President or other duly authorized officer. If a partnership, please sign in full partnership name by authorized person. If shares are held jointly, both parties must sign and date.

Signature(s):__________  Date:_________  Signature(s):__________  Date:_________